Exhibit 16.17(kk)

PROXY

[                    ], A SERIES OF WT MUTUAL FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [FEBRUARY 21, 2012]

The undersigned, revoking previous proxies, hereby appoint(s) [                    ], [                    ], [                    ], or any one of them, proxies of the undersigned, with full power of substitution, to vote all shares of the series of WT Mutual Fund, as indicated above, which the undersigned is entitled to vote at a Special Meeting of Shareholders of WT Mutual Fund to be held at [3:00 p.m.] Eastern Time on [February 21, 2012, at the principal executive offices of WT Mutual Fund at 1100 North Market Street, Wilmington, Delaware 19890], and at any adjournments thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposal described in the Combined Prospectus/Proxy Statement as specified on the reverse side. Receipt of the Notice of Special Meeting of Shareholders and the accompanying Combined Prospectus/Proxy Statement is hereby acknowledged. This proxy is solicited on behalf of the Board of Trustees of WT Mutual Fund.

If more than one of the proxies, or their substitutes, are present at the Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked by the undersigned on the reverse side. If no specification is made, this proxy will be voted “FOR” the proposal listed herein and in the discretion of the proxies upon such other business as may properly come before the Meeting.

Please vote, date and sign on reverse side and return promptly in enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the WT Mutual Fund Shareholder Meeting to Be Held on [February 21, 2012]. The Combined Prospectus/Proxy Statement for this meeting is available at: [                    ]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

VOTE BY PHONE • Read the Combined Prospectus/Proxy Statement and have this card at hand • Call toll-free [Phone #] • Follow the recorded instructions • Do not return this paper ballot	VOTE ON THE INTERNET • Read the Combined Prospectus/Proxy Statement and have this card at hand • Log on to [Website address] • Follow the on-screen instructions • Do not return this paper ballot	VOTE BY MAIL • Read the Combined Prospectus/Proxy Statement and have this card at hand • Check the appropriate boxes on reverse • Sign and date proxy card • Return promptly in the enclosed envelope

KEEP THIS PORTION FOR YOUR RECORDS.

DETACH AND RETURN THIS PORTION ONLY

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Shareholders of record as of the close of business on December 23, 2011 are entitled to vote at the special meeting or any adjournment thereof.

The Board of Trustees of WT Mutual Fund recommends that you cast your vote FOR the proposal below as further described in the Combined Prospectus/Proxy Statement:

To approve an Agreement and Plan of Reorganization providing for the (i) transfer of substantially all of the assets and liabilities of [ ] (the “Target Fund”), a series of WT Mutual Fund, to [ ] (the “Acquiring Fund”), a series of MTB Group of Funds, in exchange for shares of the corresponding class of the Acquiring Fund; (ii) the distribution of the shares of the corresponding class of the Acquiring Fund to the shareholders of the Target Fund in liquidation of the Target Fund; and (iii) the deregistration of WT Mutual Fund as an investment company under the Investment Company Act of 1940, as amended and the termination of WT Mutual Fund as a Delaware statutory trust under Delaware law.	FOR 0	AGAINST 0	ABSTAIN 0

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED. PLEASE DATE AND SIGN NAME OR NAMES BELOW AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

Signature [PLEASE SIGN WITHIN BOX]	Date

WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY